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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the inclusion and incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-114142 of Wilshire Bancorp, Inc. on Form S-4 of our report dated March 5, 2004, appearing in the Annual Report on Form 10-K/A (Amendment No. 2) of Wilshire State Bank for the year ended December 31, 2003, and to the reference to us under the heading "Experts" in the proxy statement/prospectus, which is part of such Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Los Angeles, California
June 11, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM